Exhibit 5.1



                                A Partnership Including         Boston
                                Professional Corporations       Chicago
                                227 West Monroe Street          London
                                Chicago, IL  60606-5096         Los Angeles
                                312-372-2000                    Miami
                                Facsimile 312- 984-7700         Munich
                                http://www.mwe.com              New York
                                                                Orange County
                                                                Silicon Valley
                                                                Washington, D.C.
MCDERMOTT, WILL & EMERY


                                             August 19, 2002

Board of Directors
Kellwood Company
600 Kellwood Parkway
St. Louis, Missouri 63017

         Re: Registration Statement on Form S-8; 1,000,000 shares of Common Stock to be issued pursuant to Kellwood Company's Corporate Development Incentive Plan

Gentlemen:

         You have requested our opinion in connection with the above-referenced Registration Statement on Form S-8 (the "Registration Statement") of Kellwood Company (the "Company"), to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, to register 1,000,000 shares of Common Stock of the Company, $.01 par value, including Preferred Stock Purchase Rights (the "Common Stock"),which may be issued pursuant to the Corporate Development Incentive Plan (the "Plan").

         We have examined or considered:

                  1. A copy of the Company's Amended and Restated Articles of Incorporation.

                  2.       The By-Laws of the Company.

                  3. Copies of resolutions duly adopted by the Board of Directors and actions taken by the shareholders relating to the Plan.

         In addition to the examination outlined above, we have conferred with various officers of the Company and have ascertained or verified, to our satisfaction, such additional facts as we deemed necessary or appropriate for the purposes of this opinion. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, the genuineness of all signatures on documents reviewed by us and the legal capacity of natural persons.

         Based on the foregoing, we are of the opinion that all corporate proceedings necessary for the authorization, issuance and delivery of the Common Stock under the Plan have been duly taken and upon acquisition pursuant to the terms of the Plan, the Common Stock will be validly issued, fully paid and nonassessable. This opinion is furnished to you solely for your benefit in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise referred to for any other purpose without our prior written consent. Notwithstanding the foregoing, we hereby consent to the references to our firm in the Registration Statement and to the filing of this opinion by the Company as an Exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                            /s/ McDERMOTT, WILL & EMERY